                                                                    EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, effective as of July 1, 2001 (the "Effective Date"), by and between Robert C. Larry (the "Executive") and Metal Management, Inc., a Delaware corporation (the "Company");

                                WITNESSETH THAT:

         WHEREAS, the parties desire to enter into this Agreement pertaining to the employment of the Executive by the Company;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Executive and the Company as follows:

1. Performance of Services. The Executive's employment with the Company shall be subject to the following:

         (a) Subject to the terms of this Agreement, the Company hereby agrees to employ the Executive as its Executive Vice President, Finance and Chief Financial Officer ("CFO") during the Agreement Term (as defined below), and the Executive hereby agrees to remain in the employ of the Company during the Agreement Term.

         (b) During the Agreement Term, while the Executive is employed by the Company, the Executive shall devote his full time, energies and talents to 5serving as its CFO.

         (c) The Executive agrees that he shall perform his duties as CFO faithfully and efficiently subject to the directions of the Chief Executive Officer of the Company (the "CEO"). The Executive shall have such authority, power, responsibilities and duties as are inherent in his positions (and the undertakings applicable to his positions) and necessary to carry out his responsibilities and the duties required of him hereunder, subject to reasonable limitation or modification by the Board of Directors of the Company (the "Board") from time to time.

         (d) Notwithstanding the foregoing provisions of this paragraph 1, during the Agreement Term, the Executive may devote reasonable time to activities other than those required under this Agreement, including the supervision of his personal investments, and activities involving professional, charitable, community, educational, religious and similar types of organizations, to the extent that such other activities do not, in the judgement of the CEO, inhibit or prohibit the performance of the Executive's duties under this Agreement, or conflict in any material way with the business of the Company.

         (e) Subject to the terms of this Agreement, the Executive shall not be required to perform services under this Agreement during any period that he is Disabled. The Executive shall be considered Disabled during any period in which he has a physical or mental disability which renders him incapable, after reasonable accommodation, of performing his duties under this Agreement. In the event of a dispute as to whether the Executive is Disabled, the Company may refer the same to a licensed practicing physician of the Company's choice, and the Executive agrees to submit to such tests and examinations as such physician shall deem


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appropriate. During the period in which the Executive is Disabled, the Company may appoint a temporary replacement to assume the Executive's responsibilities.

         (f) The "Agreement Term" shall be the period beginning on the Effective Date and ending on the third anniversary of the Effective Date. Thereafter, the Agreement Term will be automatically extended for 12-month periods, unless one party to this Agreement provides notice of non-renewal to the other at least 90 days before the last day of the Agreement Term.

2. Compensation. Subject to the terms of this Agreement, during the Agreement Term, while the Executive is employed by the Company, the Company shall compensate him for his services as follows:

         (a) The Executive shall receive, for each 12-consecutive month period beginning on the Effective Date and each anniversary thereof, in substantially equal monthly or more frequent installments, an annual base salary of Two Hundred and Sixty Thousand Dollars ($260,000.00) (the "Salary"). The Executive's Salary rate shall be reviewed by the CEO while the Executive is employed by the Company, to determine whether an increase in the amount of Salary is appropriate.

         (b) The Executive shall be entitled to participate in the incentive compensation plans that the Company may adopt from time to time; the amount of such bonus, if any, which shall be earned and paid each Performance Period, shall be determined by the Board taking into consideration whether the Executive has met the performance targets that have been set by the Board for such year, the relative contribution by the Executive to the business of the Company, general economic conditions, and such other factors as the Board deems relevant. For purposes of this paragraph, the term Performance Period shall mean the period of time established by the Board, which is used for the calculation of bonuses paid to other senior executives of the Company.

         (c) The Executive shall be eligible to participate in and receive awards under any stock-based plans of the Company, in accordance with such plans as shall be adopted by the Company from time to time, with any such awards to be made in the sole discretion of the Board of Directors (or any committee thereof).

         (d) The Executive shall be entitled to participate in all employee pension and welfare benefit plans and programs made available to the Company's senior level executives and to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension, profit sharing, savings and other retirement plans or programs, medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance, and any other pension or retirement plans or programs and any other employee welfare benefit plans or programs that may be sponsored by the Company from time to time, including any plans that supplement the above-listed types of plans or programs, whether funded or unfunded. The Company, however, shall not be required to provide a benefit under this paragraph (d) if such benefit would duplicate (or otherwise be of the same type as) a benefit specifically required to be provided under another provision of this Agreement. The Executive shall complete all forms and physical examinations,



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and otherwise take all other similar actions to secure coverage and benefits described in this paragraph 2, to the extent determined to be necessary or appropriate by the Company.

         (e) The Executive shall be entitled to paid vacations in accordance with the policy of the Company applicable to senior level executives, as in effect from time to time, subject to a minimum of Four (4) weeks per calendar year. The Executive shall be entitled to paid holidays in accordance with the Company's holiday policy that may be in effect from time to time.

         (f) The Executive shall be entitled to a $500.00 per month car allowance and will be provided by the Company with a cellular phone and parking space.

3. Termination. The Executive's employment with the Company during the Agreement Term may be terminated by the Company or the Executive without any breach of this Agreement only under the circumstances described in paragraphs 3(a) through 3(e):

         (a) Death. The Executive's employment hereunder will terminate upon his death.

         (b) Permanent Disability. The Company may terminate the Executive's employment during any period in which he is Permanently Disabled. The Executive shall be considered "Permanently Disabled" during any period in which he is Disabled; provided, however, that the Executive shall not be considered to be "Permanently Disabled" until, for a period of 180 consecutive days, the Executive, as a result of a physical or mental disability, is incapable, after reasonable accommodation, of performing his duties under this Agreement on a permanent, full-time basis, and is eligible for income replacement benefits under the Company's long-term disability plan during such period of disability. In the event of a dispute as to whether the Executive is Permanently Disabled, the Company may refer the same to a mutually acceptable licensed practicing physician, and the Executive agrees to submit to such tests and examination as such physician shall deem appropriate.

         (c) Cause. The Company may terminate the Executive's employment hereunder at any time for Cause. For purposes of this Agreement, the term "Cause' shall mean:

             (i) the willful and continued failure by the Executive to substantially perform his duties with the Company (other than any such failure resulting from the Executive's being Disabled), within a reasonable period of time, but not less than thirty (30) days, after a written demand for substantial performance is delivered to the Executive by the Company, which demand specifically identifies the manner in which the Company believes that the Executive has not substantially performed his duties;

             (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; or

             (iii) the engaging by the Executive in misconduct involving serious moral turpitude to the extent that, in the reasonable judgment of the Company, the Executive's credibility and reputation no longer conform to the standard of the Company's executives; or

             (iv) the Executive's conviction of (A) a felony, or (B) a misdemeanor, where such misdemeanor materially impairs Executive's ability to substantially perform his duties with the Company; or

             (v) the Executive's breach of any material provision of this Agreement; provided however, if the breach is curable, only if it continues for 30 days after receipt of notice from the Company of such breach.

For purposes of this Agreement, no act, or failure to act, on the Executive's part shall be deemed "willful" if done, or omitted to be done, by the Executive in good faith and with reasonable belief that the Executive's action or omission was in the best interest of the Company. "Cause" under this paragraph shall be determined by the Board, acting in good faith and with reasonable basis in fact.

         (d) Termination by Executive. The Executive may terminate his employment hereunder at any time for any reason by giving the Company prior written Notice of Termination (as defined in paragraph 3(f)), which Notice of Termination shall be effective not less than 30 days after it is given to the Company, provided that nothing in this Agreement shall require the Executive to specify a reason for any such termination.

         (e) Termination by Company. The Company may terminate the Executive's employment hereunder at any time for any reason, by giving the Executive prior written Notice of Termination, which Notice of Termination shall be effective within thirty (30) days, or such later time as is specified in such notice. The Company shall not be required to specify a reason for the termination under this paragraph 3(e). Termination of this Agreement by the Company by delivery of notice of non-renewal pursuant to paragraph 1(f) shall be treated for all purposes of this Agreement as a Termination by the Company for reasons other than Cause.

         (f) Notice of Termination. Any termination of the Executive's employment by the Company or the Executive (other than a termination pursuant to paragraph 3(a)) must be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" means a dated notice, which indicates the Date of Termination (not earlier than the date on which the notice is provided).

         (g) Date of Termination. "Date of Termination" means the last day the Executive is employed by the Company, provided that the Executive's employment is terminated in accordance with the foregoing provisions of this paragraph 3.

         (h) Effect of Termination. If, on the Date of Termination, the Executive holds any other position with the Company or any affiliate, including but not limited to any employee benefit plan (other than the position described in paragraph 1(a)), the Executive shall resign from all such positions as of the Date of Termination.

4. Rights and Payments Upon Termination. The Executive's right to payment and benefits under this Agreement for periods after his Date of Termination shall be determined in accordance with the following provisions of this paragraph 4:



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         (a) If the Executive's Date of Termination occurs during the Agreement
Term for any reason, the Company shall pay to the Executive:

             (i) The Executive's Salary for the period ending on the Date of Termination and any bonuses approved but not paid as of the Date of Termination.

             (ii) Payment for unused vacation days, as determined in accordance with policy applicable to senior executives of the Company, as in effect on the Date of Termination.

             (iii) Any other payments or benefits to be provided to the Executive by the Company pursuant to any employee benefit plans or arrangements adopted by the Company, to the extent such amounts are due from the Company.

Except as may otherwise be expressly provided to the contrary in this Agreement, nothing in this Agreement shall be construed as requiring the Executive to be treated as employed by the Company for purposes of any employee benefit plan or arrangement following the date of the Executive's Date of Termination.

         (b) If the Executive's Date of Termination occurs during the Agreement Term under circumstances described in paragraph 3(a) (relating to the Executive's death), paragraph 3(b) (relating to the Executive's being Permanently Disabled), paragraph 3(c) (relating to the Executive's termination for Cause) or paragraph 3(d) (relating to the Executive's resignation), then, except as otherwise expressly provided in this Agreement or otherwise agreed in writing between the Executive and the Company, the Company shall have no obligation to make payments under the Agreement for periods after the Executive's Date of Termination.

         (c) If the Executive's Date of Termination occurs during the Agreement Term, or during a renewal period, under circumstances described in paragraph 3(e) (relating to termination by the Company other than for Cause), then, in addition to the amounts payable in accordance with paragraph 4(a):

             (i) The Executive shall receive from the Company within thirty (30) days of termination, a lump sum payment in an amount equal to one twelfth of the Executive's Salary as in effect on his Date of Termination, multiplied by the number of months in the Severance Period. For purposes of this Agreement, the Severance Period shall be equal to (i) in the event that the Date of Termination occurs within the first month of the Agreement Term, twenty four (24) months, and (ii) in the event that the Date of Termination occurs after the first month of the Agreement Term, twenty four (24) months less one month for each full month of the original Agreement Term that has lapsed prior to the Date of Termination, but in no event less than twelve (12) months, such that if the Date of Termination occurs after the first anniversary of the Effective Date, the Severance Period shall be not less than twelve (12) months. The Company's obligation to make payments under this paragraph (i) shall cease with respect to periods after the earlier to occur of the date of the Executive's death, or a date, if any, of the breach by the Executive of the provisions of paragraph 7 or paragraph 8.

             (ii) In the event that the Executive's Date of Termination under this paragraph 4(c) occurs during the 12 month period immediately following a Change in Control (defined below), the Executive shall be entitled to the following:



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             (A) In lieu of the payments to be made pursuant to paragraph
                 4(c)(i) above, an immediately payable lump sum amount equal to one twelfth of the Executive's Salary in effect immediately prior to the Date of Termination times the number of months in the Severance period.

             (B) For the duration of the Severance Period, to the extent that the Executive or any of his dependents is eligible for and elects COBRA continuation coverage (as described in section 4980B of the Internal Revenue Code of 1986, as amended (the "Code")) under any Company group health plan, the Company shall pay 100% of the premiums necessary to maintain such COBRA continuation coverage. The Company's obligation to make payments under this paragraph (iii) shall cease with respect to periods after the earlier to occur of the date of the Executive's death, or a date, if any, of the breach by the Executive of the provisions of paragraph 7 or paragraph 8.

             (C) In the event that Executive becomes entitled to the Severance
                 Payments, if it is determined that any of the Severance Payments will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed), the Executive shall have the option, but not the obligation, to reduce the amount of the Severance Payments to an amount which will result in the Severance Payments not being subject to the Excise Tax. The Corporation will cooperate with Executive in every way possible to restructure the Severance Payments to achieve such result.

             (D) For purposes of this paragraph 4(c) the term Change in Control shall mean:

                    a. a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement, that was not approved by the Board of Directors, provided that, without limitation, a Change in Control shall be deemed to have occurred if the following events occur without the affirmative vote of the Board of Directors:

                    b. any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities computed on a fully diluted basis (assuming the conversion of all outstanding convertible securities of the Company and the exercise of all options and warrants which, at the



                                       6
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                    time of determination, are vested and are exercisable at a price less than the then market price of the Company's Common Stock),

                    c. during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), there shall cease to be a majority of the Board of Directors of the Company comprised as follows: individuals who at the beginning of the Employment Period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the Employment Period or whose election or nomination for election was previously so approved, or

                    d. the shareholders of the Company (a) approve a merger or consolidation of the Company or a subsidiary of the Company with any other corporation, and other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (b) approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets (assets representing 60% or more of consolidated assets).

             (E) The ownership of all warrants and options granted to the
                 Executive by the Company prior to the date of termination shall be immediately and fully vested and shall remain exercisable for the periods specified therein following termination of employment.

         (d) Except as may be otherwise specifically provided in an amendment of this paragraph (d) adopted in accordance with paragraph 12, the Executive's rights under this paragraph 4 shall be in lieu of any benefits that may be otherwise payable to or on behalf of the Executive pursuant to the terms of any severance pay arrangement of the Company or any other, similar arrangement of the Company providing benefits upon involuntary termination of employment.

5. Duties on Termination. Subject to the terms and conditions of this Agreement, during the period beginning on the date of delivery of a Notice of Termination, and ending on the Date of Termination, the Executive shall continue to perform his duties as set forth in this Agreement, and shall also perform such services for the Company as are reasonably necessary and appropriate for a smooth transition to the Executive's successor, if any. Notwithstanding the foregoing provisions of this paragraph 5, the Company may suspend the Executive from




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performing his duties under this Agreement following the delivery of a
Notice of Termination providing for the Executive's resignation, or delivery by the Company of a Notice of Termination providing for the Executive's termination of employment for any reason; provided, however, that during the period of suspension (which shall end on the Date of Termination), the Executive shall continue to be treated as employed by the Company for other purposes, and his rights to compensation or benefits shall not be reduced by reason of the suspension.

6. Mitigation and Set-Off. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. The amounts payable hereunder by the Company as a result of the termination of the Employment Term shall be considered liquidated damages and shall not be reduced by any amounts that the Executive earns through other employment or otherwise, except that the Company's obligation to continue medical, dental and life insurance benefits pursuant to paragraph 4, if any, shall be reduced by the amount of any such benefits provided to the Executive by any other employer; provided, however, that the Company shall be entitled to set off against the amounts payable to the Executive under this Agreement any amounts owed to the Company by the Executive as of the Date of Termination.

7. Noncompetition. While he is employed by the Company, and for a period after termination of the Executive's employment with the Company for any reason equal to the applicable Severance Period:

         (a) The Executive shall not, without the express written consent of the Company, be employed by, serve as a consultant to, or otherwise assist or directly or indirectly provide services to a Competitor (defined below) if: (i) the services that the Executive is to provide to the Competitor are the same as, or substantially similar to, any of the services that the Executive provided to the Company, and such services are to be provided with respect to a 100 mile radius of any location in which the Company had material operations during the 12-month period prior to the Date of Termination, or with respect to a 100 mile radius of any location in which the Company had devoted material resources to establishing operations during the 12-month period prior to the Date of Termination, or (ii) confidential information, as defined in paragraph 8(d) below (including, without limitation, confidential or proprietary methods), of the Company to which the Executive had access could reasonably be expected to benefit the Competitor if the Competitor were to obtain access to such secrets or information. For purposes of this paragraph (a), services provided by others shall be deemed to have been provided by the Executive if the Executive had material supervisory responsibilities with respect to the provision of such services.

         (b) The Executive shall not, without the express written consent of the Company, solicit or attempt to solicit any party who is then or, during the 12-month period prior to such solicitation or attempt by the Executive was (or was solicited to become), a customer or supplier of the Company, provided that the restriction in this paragraph (c) shall not apply to any activity on behalf of a business that is not a Competitor.

         (c) The Executive shall not, without the express written consent of the Company, solicit, entice, persuade or induce any individual who is employed by the Company (or was so employed within 90 days prior to the Executive's action) to terminate or refrain from renewing or extending such employment or to become employed by or enter into contractual relations with




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any other individual or entity other than the Company, and the Executive shall not approach any such employee for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

         (d) The Executive shall not, without the express written consent of the Company, directly or indirectly own an equity interest in any Competitor (other than ownership of 1% or less of the outstanding stock of any corporation listed on the New York Stock Exchange or the American Stock Exchange or included in the NASDAQ System).

The term "Competitor" means any enterprise (including a person, firm or business, whether or not incorporated) during any period in which it is materially competitive in any way with any business in which the Company was engaged during the 12-month period prior to the Executive's termination of employment. Nothing in this paragraph 7 or paragraph 8 shall be construed as limiting the Executive's duty of loyalty to the Company, or any other duty he may otherwise have to the Company, while he is employed by the Company. Nothing in paragraphs 7, 8 or 9 shall be construed to adversely affect the rights that the Company would possess in the absence of the provisions of such paragraphs.

8.       Confidential Information.  The Executive agrees that:

         (a) Except as may be required by the lawful order of a court or agency of competent jurisdiction, except as necessary to carry out his duties to the Company, or except to the extent that the Executive has express authorization from the Company, the Executive agrees indefinitely (i) to keep secret and confidential all Confidential Information, (ii) to protect and safeguard Confidential Information against unauthorized use, publication or disclosure,
(iii) not to directly or indirectly, in any way, reveal, report, publish, disclose, transfer or otherwise use, any Confidential Information, (iv) not to use any Confidential Information to compete or obtain advantage over the Company in any commercial activity, and (v) to advise any person or entity that Executive provides access, in any way, to any Confidential Information, that such person or entity shall be strictly bound by this Confidential Information provision, and upon the request of the Company, shall seek to have such person or entity to execute the then in effect Company confidentiality agreement.

         (b) To the extent that any court or governmental agency seeks to have the Executive disclose Confidential Information, he shall promptly inform the Company, and he shall take such reasonable steps to prevent disclosure of Confidential Information until the Company has been informed of such requested disclosure, and the Company has an opportunity to respond to such court or agency. To the extent that the Executive obtains information on behalf of the Company that may be subject to attorney-client privilege as to the Company's attorneys, the Executive shall take reasonable steps to maintain the confidentiality of such information and to preserve such privilege.

         (c) Nothing in the foregoing provisions of this paragraph 8 shall be construed so as to prevent the Executive from using, in connection with his employment for himself or an employer other than the Company, knowledge which was acquired by him during the course of his employment with the Company, and which is generally known or available to persons of his experience in the same industry.



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

         (d) For purposes of this Agreement, the term "Confidential Information" shall include all non-public information (including, without limitation, information regarding litigation and pending litigation, strategic and development plans, financial conditions, financial projections, business plans, software, codeveloper identities, data, business records, customer lists, project records, market reports, employee lists, business manuals, policies and procedures and information relating to processes, technologies and theories) concerning the Company which was acquired by or disclosed to the Executive during the course of his employment with the Company, or during the course of his consultation with the Company following his Date of Termination (regardless of whether consultation is pursuant to paragraph 11). For purposes of this Agreement, the term "Confidential Information" shall also include all non-public information concerning any other company that was shared with the Company subject to an agreement to maintain the confidentiality of such information.

         (e) This paragraph 8 shall not be construed to unreasonably restrict the Executive's ability to disclose confidential information in an arbitration proceeding or a court proceeding in connection with the assertion of, or defense against any claim of breach of this Agreement in accordance with paragraph 10 or any other litigation or arbitration in which the Executive and the Company are adversary parties. If there is a dispute between the Company and the Executive as to whether information may be disclosed in accordance with this paragraph
(e), the matter shall be submitted to the arbitrators or the court (whichever is applicable) for decision.

9. Assistance with Claims. The Executive agrees that, for the period beginning on the Effective Date, and continuing for a reasonable period after the Executive's Date of Termination, the Executive will provide reasonable assistance to the Company in defense of any claims that may be made against the Company, and will provide reasonable assistance to the Company in the prosecution of any claims that may be made by the Company, to the extent that such claims may relate to services performed by the Executive for the Company. The Executive agrees to promptly inform the Company if he becomes aware of any lawsuits involving such claims that may be filed against the Company. The Company agrees to reimburse the Executive for all of the Executive's reasonable out-of-pocket expenses associated with such assistance, including travel expenses and any reasonable expenses of legal counsel individually retained by the Executive in connection therewith. The Company agrees to defend and hold harmless the Executive from liability adjudicated against the Executive from services lawfully provided in good faith under this paragraph 9. The Executive, to the extent he is permitted under law, also agrees to promptly inform the Company if he is asked to assist in any investigation of the Company (or its actions) that may relate to services performed by the Executive for the Company, regardless of whether a lawsuit has then been filed against the Company with respect to such investigation. Any required assistance under this paragraph, shall be subject to the Executive's then current employment situation and all other relevant personal factors as presented by the Executive in order to determine what is reasonable in the given circumstances provided that the Executive shall not be required to take any action which would materially interfere with his then current employment.

10. Equitable Remedies. The Executive acknowledges that the Company would be irreparably injured by a violation of paragraph 7 or 8, and he agrees that the Company, in addition to any other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the Executive from any actual or threatened breach of either paragraph 7 or paragraph 8. If a bond is required to be posted in order for the Company to secure an injunction or other equitable remedy, the parties agree that said bond need not be more than a nominal sum.

11. Nonalienation. The interests of the Executive under this Agreement are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Executive or the Executive's beneficiary.

12. Amendment. This Agreement may be amended or canceled only by mutual agreement of the parties in writing without the consent of any other person. So long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

13. Applicable Law. The provisions of this Agreement shall be construed in accordance with the laws of the State of Illinois, without regard to the conflict of law provisions of any state. All disputes shall be arbitrated or litigated (whichever is applicable) in the closest possible proximity to the then location of the Company's headquarters.

14. Severability. It is mutually agreed and understood by the parties that the invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and should any of the agreements and covenants contained herein be determined by any court of competent jurisdiction to be invalid by virtue of being vague or unreasonable, including but not limited to the provisions of Section 7, then the parties hereto consent that this Agreement shall be amended retroactive to the date of its execution to include the terms and conditions said court deems to be reasonable and in conformity with the original intent of the parties and the parties hereto consent that under such circumstances, said court shall have the power and authority to determine what is reasonable and in conformity with the original intent of the parties to the extent that said covenants and/or agreements are enforceable.

15. Waiver of Breach. No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.

16. Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business, and such successor shall be substituted for the Company under this Agreement.

17. Notices. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or prepaid overnight courier to the parties at the addresses set forth




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

below (or such other addresses as shall be specified by the parties by like notice). Such notices, demands, claims and other communications shall be deemed given:

         (a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

         (b) in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

         (c) in the case of personal delivery, the date of such delivery;

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received. Communications that are to be delivered by the U.S. mail or by overnight service are to be delivered to the addresses set forth below:

to the Company:

Metal Management, Inc.
500 North Dearborn Avenue
Suite 600
Chicago, IL  60610
Attention:  Chief Executive Officer

Robert C. Larry

All notices to the Company shall be directed to the attention of the CEO, with a copy to the Secretary of the Company. Each party, by written notice furnished to the other party, may modify the applicable delivery address, except that notice of change of address shall be effective only upon receipt.

18. Arbitration of All Disputes. Any controversy or claim arising out of or relating to this Agreement (or the breach thereof) shall be settled by final, binding and non-appealable arbitration, by one arbitrator, to be held in the closest possible proximity to the then location of the Company's headquarters. Except as otherwise expressly provided in this paragraph 18, the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Association") then in effect. If the parties cannot agree on the arbitrator within 30 days of the request for arbitration, then the arbitrator shall be appointed by the Association. This paragraph 18 shall not be construed to limit the Company's right to obtain relief under paragraph 10 with respect to any matter or controversy subject to paragraph 10, and, pending a final determination by the arbitrator with respect to any such matter or controversy, the Company shall be entitled to obtain any such relief by direct application to a court of law, without being required to first arbitrate such matter or controversy. Any and all proceedings, hearings, findings or any other record of a dispute under this paragraph 18 shall be private and shall be held in the strictest confidence of all parties so involved, including but not limited to the parties to this Agreement and any appointed arbitrators.



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

19. Indemnification. The Company hereby agrees to indemnify the Executive against all liabilities, costs, charges and expenses whatsoever incurred or sustained by the Executive in connection with any threatened, pending or completed action, suit or proceeding to which the Executive may be made a party or may be threatened to be made a party by reason of the Executive's being or having been a director, officer, employee, or agent of the Company or serving or having served at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by applicable law. The Company shall advance all costs, charges and expenses, including legal fees, incurred by the Executive in connection with the Executive's defense of any claim for which the foregoing indemnity may apply. If it is subsequently determined that the Executive was not entitled to such indemnification, the Executive will reimburse the Company any amounts advanced pursuant to the foregoing sentence.

20. Directors and Officers Insurance. The Executive shall be entitled to the protection of any insurance policies the Company or any of its affiliates from time to time maintains for the benefit of its senior executive officers and directors (or substantially similar policies) respecting liabilities, costs, charges, and expenses of any type whatsoever incurred or sustained by the Executive in connection with any action, suit or proceeding to which the Executive may be made a party or may be threatened to be made a party by reason of the Executive's being or having been a director, officer, employee or agent of the Company or serving or having served at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

21. Survival of Agreement. Except as otherwise expressly provided in this Agreement, the rights and obligations of the parties to this Agreement shall survive the termination of the Executive's employment with the Company.

22. Entire Agreement. Except as otherwise noted herein or in any agreement subsequently entered into by the Executive and the Company, this Agreement, including any Exhibit(s) attached hereto, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, if any, between the parties relating to the subject matter hereof.

                                    * * * * *




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


         IN WITNESS THEREOF, the Executive has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, all as of the 9th day of September 2002.




                                               METAL MANAGEMENT, INC.



                                               By:
                                                  ------------------------------
                                               Its:
                                                   -----------------------------



                                               ---------------------------------
                                                        ROBERT C. LARRY




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